EX-16.1
                        Resignation of Michael Johnson & Co., LLC

November 18, 2005

Michael Johnson & Co., LLC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


Global Envirotech, Inc.
Carl Urich

Dear Mr. Urich:

     This is to confirm that the client-auditor relationship between Global Envirotech, Inc. (Commission File Number 000-50162) and Michael Johnson & Co., LLC has ceased as of June 1, 2005.

Sincerely,

/s/Michael Johnson & Co., LLC
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   Michael Johnson & Co., LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission